Exhibit 99.2

2805 Dallas Parkway, Suite 400
Plano, TX 75093
(469) 573-6755

June 17, 2015

Re: Limited Waiver of Registration Rights

This letter agreement is entered into by and among Green Brick Partners, Inc., a Delaware corporation (the “Company”), and the parties set forth on the signature pages hereto (this “Letter Agreement”).  Reference is hereby made to that certain Registration Rights Agreement, dated as of October 27, 2014, by and among the Company and each of the other parties set forth on the signature pages thereto (the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Rights Agreement.

The parties hereto, as Holders of Registrable Securities, hereby acknowledge the following:

WHEREAS, the Company filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) on June 3, 2015 (File No. 333-204687) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the offer and sale by the Company of up to and including $200,000,000 initial aggregate offering price of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, the Board of Directors of the Company has approved the offer, issuance and sale (the “Underwritten Offering”) of up to $200,000,000 of Shares under the Registration Statement, which includes up to 15% of such Shares that may be sold pursuant to an exercise of an overallotment option by the Underwriters (defined below);

WHEREAS, in connection with the proposed Underwritten Offering, the Company would enter into a customary Underwriting Agreement with Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as Representatives of the Several Underwriters party thereto (the “Underwriters”) (the “Underwriting Agreement”), pursuant to which the Company would be required to represent that any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 of such Underwriting Agreement;

WHEREAS, Section 2.1 of the Registration Rights Agreement gives any one or more Holders the right to make a Demand Request relating to the registration by the Company of Registrable Securities held by such requesting Holder;

WHEREAS, Section 2.2 of the Registration Rights Agreement requires that the Company promptly deliver a written notice (the “Piggyback Notice”) to all of the Holders if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Registrable Securities and such notice shall offer the Holders the opportunity to include in such Registration Statement the number of Registrable Securities as such Holder may request (a “Piggyback Registration”);

WHEREAS, Section 2.3 of the Registration Rights Agreement gives any one or more of the Holders the right to make a Shelf Request and submit to the Company a Shelf Takedown Notice;

WHEREAS, each of the undersigned is a party to the Registration Rights Agreement and pursuant to Section 3.9 of the Registration Rights Agreement, may, for itself only, waive compliance with any of the agreements or conditions for the benefits of such party contained in the Registration Rights Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1.
With respect to the Form S-3 Filing and the Underwritten Offering, each of the Piggyback Notice and the Piggyback Registration obligations of the Company, which require, among other things, the Company to provide written notice to the Holders at least fifteen (15) days prior to filing the Registration Statement of such filing and provide such holders a right to Piggyback Registration and ten (10) days to respond to such written notice, are hereby waived by the undersigned, as Holders under the Registration Rights Agreement, in all respects.

2.
Each of the undersigned, as Holders under the Registration Rights Agreement, shall not exercise any registration rights provided by the Registration Rights Agreement, including such registration rights associated with any Demand Request, any Shelf Request, any Shelf Takedown Notice or any Piggyback Registration, until after the earlier of (a) the expiration or termination of the Lock-Up Period referred to in Section 5 of the Underwriting Agreement and (b) the abandonment, cancellation or termination of the Underwritten Offering.

3.	Aside from the waiver set forth in Items 1 and 2 above, the terms of the Registration Rights Agreement shall remain in full force and effect in all respects.

4.
This Letter Agreement may be executed and delivered in multiple counterparts (via mail, facsimile or other electronic transmission), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Letter Agreement to be duly executed as of the date first set forth above.

GREEN BRICK PARTNERS, INC.

By:     /s/ Richard A. Costello
Name:  Richard A. Costello
Title:  Chief Financial Officer

Signature Page to Letter Agreement Regarding Waiver of Registration Rights

GREENLIGHT CAPITAL QUALIFIED, LP

By:   Greenlight Capital, Inc., its investment manager

By:    /s/ Daniel Roitman
Name:  Daniel Roitman
Title:  Chief Operating Officer

GREENLIGHT CAPITAL, LP

By:   Greenlight Capital, Inc., its investment manager

By:   /s/ Daniel Roitman
Name:  Daniel Roitman
Title:  Chief Operating Officer

GREENLIGHT CAPITAL OFFSHORE PARTNERS

By:   Greenlight Capital, Inc., its investment manager

By:   /s/ Daniel Roitman
Name:  Daniel Roitman
Title:  Chief Operating Officer

Signature Page to Letter Agreement Regarding Waiver of Registration Rights

GREENLIGHT REINSURANCE, LTD.

By:   DME Advisors, LP, its investment advisor

By:   /s/ Daniel Roitman
Name:  Daniel Roitman
Title:  Chief Operating Officer

GREENLIGHT CAPITAL (GOLD), LP

By:   DME Capital Management, LP, its investment manager

By:   /s/ Daniel Roitman
Name:  Daniel Roitman
Title:  Chief Operating Officer

GREENLIGHT CAPITAL OFFSHORE MASTER (GOLD), LTD.

By:   DME Capital Management, LP, its investment advisor

By:   /s/ Daniel Roitman
Name:  Daniel Roitman
Title:  Chief Operating Officer

Signature Page to Letter Agreement Regarding Waiver of Registration Rights

By:    /s/ Scott L. Roberts
Name:   Scott L. Roberts

Signature Page to Letter Agreement Regarding Waiver of Registration Rights

L. LORAINE BRICKMAN REVOCABLE TRUST

By:    /s/ James R. Brickman
Name:  James R. Brickman
Title:  Trustee

Signature Page to Letter Agreement Regarding Waiver of Registration Rights

ROGER E. BRICKMAN GST MARITAL TRUST

By:    /s/ James R. Brickman
Name:  James R. Brickman
Title:  Trustee

Signature Page to Letter Agreement Regarding Waiver of Registration Rights

By:    /s/ James R. Brickman
Name:  James R. Brickman

Signature Page to Letter Agreement Regarding Waiver of Registration Rights

By:    /s/ Blake Brickman
Name:  Blake Brickman

Signature Page to Letter Agreement Regarding Waiver of Registration Rights

By:    /s/ Jennifer Brickman Roberts
Name:  Jennifer Brickman Roberts

Signature Page to Letter Agreement Regarding Waiver of Registration Rights

By:    /s/ Trevor Brickman
Name:  Trevor Brickman

Signature Page to Letter Agreement Regarding Waiver of Registration Rights

By:    /s/ Natalie Brickman
Name:  Natalie Brickman

Signature Page to Letter Agreement Regarding Waiver of Registration Rights